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                                                                   EXHIBIT 16.1

April 26, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 26, 2004 of J. Alexander's Corporation and are in agreement with the statements contained in the first through fourth paragraphs. We have no basis to agree or disagree with the other statements of the registrant contained therein.



                                                     Very truly yours,


                                                     /s/ Ernst & Young LLP